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                               BIOPURE CORPORATION
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                               BIOPURE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 7, 2004






To our Stockholders:

          The 2004 annual meeting of stockholders of Biopure Corporation will be held at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts, on Wednesday, April 7, 2004, beginning at 10:00 a.m. local time. At the meeting, the holders of class A common stock of the Company will act on the following:

          (1)  To elect one director for a three-year term;

          (2) To consider and act upon a proposal to amend the 2002 Omnibus Securities and Incentive Plan to increase the number of shares reserved for issuance under the plan;

          (3) To consider and act upon a proposal to approve our issuance and sale on March 25, 2003, of shares of class A common stock and warrants to three of our directors or their associates; and

          (4)  Any other matters that properly come before the meeting.

          All holders of record of shares of class A common stock at the close of business on February 2, 2004 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

                                   By order of the Board of Directors,

                                   /s/ Jane Kober

                                   Jane Kober
                                   Senior Vice President and Secretary

February 27, 2004
Cambridge, Massachusetts

                                TABLE OF CONTENTS

                                                                          Page


ABOUT THE MEETING............................................................1

STOCK OWNERSHIP..............................................................3

Section 16(a) Beneficial Ownership Reporting Compliance......................4

Equity Compensation Plan Information.........................................5

ITEM 1-- ELECTION OF DIRECTOR................................................6

Director Standing for Election...............................................6

Directors Continuing in Office...............................................6

Code of Business Conduct and Ethics..........................................9

Certain Transactions and Indebtedness of Management..........................9

Audit Committee of the Board of Directors....................................9

Report of the Audit Committee................................................9

Executive Compensation......................................................10

Report of the Compensation Committee........................................10

Compensation Committee Interlocks and Insider Participation.................11

Executive Compensation Summary Tables.......................................11

Agreements and Plans........................................................14

Comparison of Total Returns.................................................18

INDEPENDENT AUDITORS........................................................19

ITEM 2-- PROPOSAL TO AMEND THE 2002 OMNIBUS SECURITIES AND
         INCENTIVE PLAN.....................................................19

ITEM 3-- APPROVAL OF ISSUANCE OF COMMON STOCK AND WARRANTS TO DIRECTORS
         OR THEIR ASSOCIATES................................................22

OTHER MATTERS...............................................................24

ADDITIONAL INFORMATION......................................................24

INFORMATION INCORPORATED BY REFERENCE.......................................25

APPENDIX A 2002 Omnibus Securities and Incentive Plan

APPENDIX B Nominating Committee Charter

APPENDIX C Audit Committee Charter

                               BIOPURE CORPORATION

                                11 Hurley Street
                         Cambridge, Massachusetts 02141


                            -------------------------

                                 PROXY STATEMENT

                            -------------------------


          This proxy statement contains information related to the annual meeting of stockholders of Biopure Corporation to be held on Wednesday, April 7, 2004, beginning at 10:00 a.m., at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts 02142, and at any postponements or adjournments thereof. This solicitation is being made by the Company. This proxy statement is first being sent to stockholders on or about March 1, 2004.

                                ABOUT THE MEETING

          What is the purpose of the annual meeting?

          At the Company's annual meeting, stockholders will act upon the matters listed in the notice of annual meeting. In addition, the Company's management will report on the Company and respond to questions from stockholders. This solicitation of proxies is being made by the Company.

          Who is entitled to vote at the meeting?

          Only stockholders of record at the close of business on the record date, February 2, 2004, are entitled to receive notice of the annual meeting and to vote the shares of class A common stock that they held on that date, at the meeting or any postponements or adjournments of the meeting.

          The Company has only one class of voting common stock outstanding, its class A common stock.

          What are the voting rights of class A common stockholders?

          Each outstanding share of class A common stock is entitled to one vote on each matter to be voted upon at the meeting.

          Who can attend the meeting?

          All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-served basis.

          What constitutes a quorum?

          The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of class A common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 44,494,050 shares of class A common stock of the Company were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

          How do I vote?

          If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

          Can I vote by telephone or electronically?

          Most stockholders can vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, you will find voting instructions printed on the proxy card sent to you.

          Can I change my vote or revoke my proxy after I return my proxy card?

          Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

          What are the Board's recommendations?

          Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

          for election of the nominated director;

          for approval of the Amendment to the 2002 Omnibus Securities and Incentive Plan; and

          for approval of the issuance and sale on March 25, 2003 of shares and warrants to three directors or their associates.

          With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

          What vote is required to approve each item?

          Item 1. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of a director. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of a director will not be voted for the director, although it will be counted for purposes of determining whether there is a quorum.

          Item 2. The affirmative vote of a majority of the votes present in person or by proxy at the meeting is required for the approval of the amendment to the 2002 Omnibus Securities and Incentive Plan.

          Item 3. The affirmative vote of a majority of the votes present in person or by proxy at the meeting is required for the approval of our sales of securities on March 25, 2003 to directors or their associates.

                                 STOCK OWNERSHIP

          Who are the largest owners, and what is the director and executive officer ownership of the Company's stock?

          Except as set forth below, the Company knows of no single person or group that is the beneficial owner of more than 5% of the Company's class A common stock, the only class of voting securities of the Company. The following table also shows the amount of class A common stock of the Company beneficially owned (unless otherwise indicated) by the Company's directors, the executive officers of the Company named in the Summary Compensation Table below and the directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of January 29, 2004 and ownership consists of sole voting and investment power.


                                                                                           Class A
                                                                                        Common Stock
                                                                          Amount and Nature of    Percent of Class A
                                                                          Beneficial Ownership       Common Stock
Name and Address of Beneficial Owners
Zesiger Capital Group LLC (1)....................................               3,020,360                  6.42
320 Park Avenue
New York, NY 10022

David N. Judelson (2).............................................              2,779,614                  5.91

Daniel P. Harrington (3)..........................................              1,795,912                  3.82

J. Richard Crout, M.D. (4)........................................                 46,389                  *

C. Everett Koop, M.D. (5).........................................                214,017                  *

Thomas A. Moore (6)...............................................                660,684                  1.41

Carl W. Rausch (7)................................................              1,490,988                  3.17

Charles A. Sanders, M.D. (8)......................................                246,399                  *

Ronald F. Richards (9)............................................                183,680                  *

Maria S. Gawryl, Ph.D. (10).......................................                213,325                  *

Jane Kober (11)...................................................                182,763                  *

All Officers and Directors as a Group (12)........................              8,137,001                 17.31
________________
* Less than one percent.

(1) Ownership (as set forth in a report on Schedule 13G dated February 13, 2004) consists of sole power to dispose of all of the reported shares and sole voting power with respect to 2,222,300 shares. Zesiger Capital Group LLC ("ZCG") disclaims beneficial ownership of all of the reported shares, which are held in discretionary accounts ZCG manages.

(2) Mr. Judelson's shares consist of sole power to vote and dispose of 2,473,273 shares and include exercisable warrants to purchase 17,161 shares and options to purchase 289,180 shares exercisable 60 days from January 29, 2004. Mr. Judelson's shares do not include 105,796 shares and exercisable warrants to purchase 20,661 shares owned by his wife, as to which he disclaims beneficial ownership.

(3) Mr. Harrington's shares include 1,694,831 shares and exercisable warrants to purchase 37,822 shares owned by HTV Industries, Inc. and 1,342 shares owned by a family investment group, for which he shares voting and investment power, and options exercisable 60 days from January 29, 2004 to purchase 49,167 shares.

(4) Dr. Crout's shares include options exercisable 60 days from January 29, 2004 to purchase 26,389 shares. Dr. Crout's term will expire and he will cease serving as a director on the date of the annual meeting.

(5) Dr. Koop's shares include 2,850 shares for which he has shared power to vote and dispose exercisable warrants to purchase 7,000 shares and options exercisable 60 days from January 29, 2004 to purchase 169,167 shares.

(6) Mr. Moore's shares include exercisable warrants to purchase 37,822 shares and options exercisable 60 days from January 29, 2004 to purchase 300,000 shares. Mr. Moore resigned from his positions as President, Chief Executive Officer and a member of the Board of Directors on February 24, 2004.

(7) Mr. Rausch's shares of class A common stock consist of sole power to vote and dispose of 1,122,838 shares, options exercisable 60 days from January 29, 2004 to purchase 260,150 shares and shared power to vote and dispose of 108,000 shares. His shares do not include 221,771 shares contributed to trusts for the benefit of his children and 10,000 shares owned by his wife, as to which he disclaims beneficial ownership.

(8) Dr. Sanders' shares include options exercisable 60 days from January 29, 2004 to purchase 145,417 shares and exercisable warrants to purchase 7,000 shares.

(9) Mr. Richards' shares consist of exercisable warrants to purchase 88,680 shares and options exercisable 60 days from January 29, 2004 to purchase 95,000 shares.

(10) Dr. Gawryl's shares include options exercisable 60 days from January 29, 2004 to purchase 176,467 shares and include 36,667 shares held in a partnership for which Ms. Gawryl has shared power to vote and dispose.

(11) Ms. Kober's shares include options exercisable within 60 days of January 29, 2004 to purchase 179,473 shares.

(12) Includes options exercisable 60 days from January 29, 2004 to purchase 1,887,133 shares and exercisable warrants to purchase 195,485 shares.



             Section 16(a) Beneficial Ownership Reporting Compliance

          Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during fiscal 2003 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except as follows:

          At the time of changeover from paper filing of reports on Form 4 to mandated electronic filing, Mr. Rausch attempted to report, and thought he had reported, the sale of an aggregate of 34,374 shares on June 26, 2003. The June 26, 2003 filing would have been timely. However, subsequently the Company received a letter sent by U.S. mail from the Securities and Exchange Commission stating that the filing had been rejected as not properly filed. He immediately refiled on July 10, 2004.

          On March 26, 2003, Carolyn Fuchs filed a report on Form 4 for the purchase of 1,000 shares on March 19, 2004.

          Because of an administrative oversight, the purchase of 7,700 shares on March 25, 2003 by Mr. Judelson was reported on Form 4 one day late, on March 28, 2003.

                      Equity Compensation Plan Information

          The following table summarizes the (i) options granted under the 2002 Omnibus Securities and Incentive Plan and predecessor option plans, all of which were approved by the stockholders, and (ii) options granted outside these plans, as of October 31, 2003. The shares covered by outstanding options and warrants are subject to adjustment for changes in capitalization, stock splits, stock dividends and similar events.

                                                                                             Number of Securities
                                                                                           Remaining Available for
                                                                                            Future Issuance Under
                                      Number of Securities To       Weighted-Averaged        Equity Compensation
                                      Be Issued Upon Exercise       Exercise Price of          Plans (Excluding
                                      of Outstanding Options,     Outstanding Options,     Securities Reflected in
Plan Category                           Warrants and Rights        Warrants and Rights           Column (a))
                                                (a)                        (b)                       (c)
Equity Compensation Plans
   Approved by Security
   Holders..................                 3,850,965                   10.37                       610,830

Equity Compensation Plans
   Not Approved by Security
   Holders..................                 2,707,693                     8.50                      250,000

       Total................                 6,558,658                                               860,830

          The equity compensation plans not approved by stockholders consist of the following standalone agreements:

          (i) In connection with the hiring of Thomas A. Moore as the Company's Chief Executive Officer in July 2002, because of share amount limitations in the Company's 2002 Omnibus Securities and Incentive Plan, the Company awarded him options, not covered by the plan but having substantially the same terms, to acquire 300,000 shares of class A common stock at a price of $7.125 per share.

          (ii) In fiscal 2001 the Company agreed to issue compensatory warrants to the two corporate owners of the joint venture company then serving as the Company's distributor for Hemopure in South Africa. Under these agreements, warrants to purchase 350,000 shares at $35.00 per share were issued.

          (iii) In fiscal 1999 a provider of services at the Company's Pennsylvania manufacturing facility was issued a warrant to purchase 1,340 shares of class A common stock at $12.00 per share.

          (iv) Three consultants have warrants issued in fiscal 2000 to purchase an aggregate of 25,000 shares at an exercise price of $12.00 per share.

          (v) Compensatory warrants issued to placement agents for sales by the Company of its equity securities during fiscal 2000 through 2003 cover an aggregate of 1,909,784 shares with a weighted average exercise price of $3.84.

                         ITEM 1 -- ELECTION OF DIRECTOR

                         Director Standing for Election

          The Board of Directors is currently divided into three classes, having three-year terms that expire in successive years.

          The current term of office of directors in Class II expires at the 2004 annual meeting. The Board of Directors proposes that Daniel P. Harrington, who is currently serving as a Class II director, be re-elected for a new term of three years and until his successor is duly elected and qualified.

          Mr. Harrington has consented to serve a three-year term. If he becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote upon the substitute nominee designated by the Board.

          J. Richard Crout, M.D. is also a Class II director. The Company does not have a retirement policy for its directors. Dr. Crout, who is 74, has decided, however, to reduce his business activities, including some or all board memberships. Consequently, he is not standing for reelection, and there will be a vacancy on the Board after the Annual Meeting. The Board of Directors presently plans to fill this vacancy.

          Class II Director. The director standing for election is:

          Daniel P. Harrington, 48, has served as a director of Biopure since August 1999. He has been President of HTV Industries, Inc. since 1991. HTV Industries, Inc. is a holding company with manufacturing operations and investments in various industries. He holds a B.B.A. degree from Stetson University and an M.B.A. from Xavier University. Mr. Harrington is a director of Churchill Downs, Inc.

                         Directors Continuing in Office

          Class I Directors. The following director has a term ending in 2006.

          C. Everett Koop, M.D., 87, has served as a director of Biopure since December 1990. From September 1994 to November 1997, Dr. Koop was the Chairman of the Board of Patient Education Media, Inc. Dr. Koop serves as director of drkoop.com, an internet health site company that filed a petition under the U.S. bankruptcy laws in January 2002, and Biomedics, a pharmaceutical company. Dr. Koop served as the Surgeon General of the United States from 1981 until 1989 and continues to educate the public about health issues through his writings and the electronic media, as Senior Scholar of the C. Everett Koop Institute at Dartmouth College. Dr. Koop received a Sc.D. degree from the Graduate School of the University of Pennsylvania, an M.D. degree from the Cornell University Medical College and an A.B. degree from Dartmouth College.

          There is currently a vacancy in the Class I directors as a result of the resignation of Thomas A. Moore on February 24, 2004. The Board of Directors presently plans to fill this vacancy.

          Class III Directors. The following directors have terms ending in 2005:

          David N. Judelson, 75, is a co-founder and has served as Vice Chairman of Biopure since 1984. In 1956 Mr. Judelson also co-founded Gulf and Western Industries, Inc., renamed Paramount Communications, Inc., where he served as President and Chief Operating Officer from 1967 to 1983. He is a co-founder and Chairman of Digital Compression Technology, L.P., a privately owned telecommunications development company founded in 1993. Mr. Judelson holds a bachelor of mechanical engineering degree from New York University College of Engineering.

          Carl W. Rausch, 55, is a co-founder and has served as Vice Chairman and Chief Technical Officer of Biopure since July 2002. From 1997 until July 1999, Mr. Rausch was President of Biopure, and from 1984 until 2002 was Chairman and Chief Executive Officer. Prior to Biopure's founding, Mr. Rausch was Vice President, Preparative and Process, at Millipore Corporation. He holds an M.S. degree in chemical engineering from the Massachusetts Institute of Technology and holds an M.S. degree in medical engineering and a B.S. degree in chemical engineering from Tufts University.

          Charles A. Sanders, M.D., 72, has served as a director of Biopure since October 1997. From July 1989 until his retirement in May 1995, Dr. Sanders was the Chairman and Chief Executive Officer of Glaxo Inc. Dr. Sanders serves on the boards of Genentech, Inc., Vertex Pharmaceuticals, Inc., Trimeris, Inc., Cephalon, Inc. and Fisher Scientific International and previously was a member of the President's Committee of Advisors on Science and Technology. He was previously General Director of Massachusetts General Hospital and Professor of Medicine at Harvard Medical School. He received his M.D. degree from the Southwestern Medical College of the University of Texas.

          How are directors compensated?

          Each non-employee director receives an annual grant of options to purchase 10,000 shares of class A common stock, except for Dr. Sanders, who receives an additional option to purchase 50,000 shares for service as Chairman of the Board. Each option grant permits the holder to purchase shares at their fair market value on the date of grant. Directors who are also employees of the Company receive no additional compensation for service as directors.

          How often did the Board meet during fiscal 2003?

          The Board of Directors met 19 times during fiscal 2003. Each director attended at least 75% of the total number of meetings of the Board and committees on which he served except Dr. Koop, who attended 13 meetings. The Company does not have a formal policy regarding director attendance at the 2004 annual meeting. However, it is expected that, absent good reason, all directors will be in attendance.

          What committees has the Board established?

          The Board of Directors has standing compensation, nominating and audit committees.

          Compensation Committee. The Compensation Committee consists of Dr. Sanders, Chairman, and Mr. Judelson, each of whom is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Compensation Committee is charged with reviewing the Company's general compensation strategy; establishing salaries and reviewing benefit programs for the Chief Executive Officer and those persons who report directly to him; reviewing, approving, recommending and administering the Company's compensation and securities plans; and approving any employment contracts, certain consultants' contracts and all compensation offered to prospective officers in connection with their hiring. The Compensation Committee met seven times in fiscal 2003.

          Nominating Committee. The Nominating Committee is comprised of Mr. Harrington and Dr. Sanders, each of whom is independent as defined in the listing standards of the National Association of Securities Dealers. The Nominating Committee develops and reviews background information for candidates for the Board of Directors, and makes recommendations to the Board regarding such candidates. The same process would apply to persons recommended by stockholders. The Nominating Committee has a written charter adopted by the Board of Directors. It is not posted on the Company's website. A copy of the charter is included in this proxy statement as Appendix B. Any stockholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary at the address appearing on the cover page of this proxy statement, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The stockholder's submission in evaluating director nominees, including candidates submitted by stockholders, the Nominating Committee believes that nominees must possess certain minimum qualifications and attributes. The nominee:

o must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices,

o must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation,

o must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct, and

o in the case of independent director nominees, must meet the objective independence requirements of applicable securities laws and regulations and the rules of the National Association of Securities Dealers.

The two members of the Nominating Committee meet as necessary to discuss possible candidates as nominees. The Company does not keep records of the Nominating Committee meetings.

          Audit Committee. The Audit Committee consists of Mr. Harrington, Chairman, Dr. Sanders and Dr. J. Richard Crout, who is not a nominee for reelection. Following the annual meeting it is anticipated that Mr. Judelson will become a member of the Audit Committee. All members of the Audit Committee are "independent" as defined in the listing standards of the National Association of Securities Dealers and Section 10A(m) of the Securities Exchange Act of 1934. The Board of Directors has determined that Mr. Harrington is an "audit committee financial expert" as defined by the SEC. The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of its financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal accounting staff and management of the Company. In discharging its role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The committee also has the power to retain legal, accounting and other advisors, as it deems necessary to carry out its duties. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter is included in this proxy statement as Appendix C. The Audit Committee met seven times in fiscal 2003.

       The Board of Directors recommends a vote for the DIRECTOR NOMINEE.


                       Code of Business Conduct and Ethics

          The Company has a code of ethics that applies to all Company employees, officers and directors, including the Chief Executive Officer and the Chief Financial Officer, in carrying out their work-related responsibilities. Copies of the code of ethics may be obtained free of charge by making a written request to the Company's Secretary.

               Certain Transactions and Indebtedness of Management

          The Company and Mr. Rausch entered into a loan agreement on August 8, 1990, under which Mr. Rausch borrowed $700,000. Payment of principal and interest were deferred until July 31, 2003. On July 29, 2002, the Company cancelled Mr. Rausch's obligation to pay all of the interest accrued, equal to $901,300, in exchange for Mr. Rausch's agreement to cancel and forgive the same amount owed by the Company to him, as described below under "Agreements and Plans." Mr. Rausch prepaid $466,900 of the principal. The resulting loan principal balance of $233,100 is payable July 31, 2007, and interest at the prime rate of Fleet Bank N.A. is paid monthly.

          An investment-banking fee was paid to Shoreline Pacific, LLC in April 2003 related to an uncompleted transaction. The amount paid to Shoreline Pacific was $402,819 plus warrants to purchase 166,454 shares of the Company's class A common stock at an exercise price of $3.03 per share. Ronald F. Richards, the Company's Chief Financial Officer and Senior Vice President, Business Development, was employed by Shoreline Pacific until December 2002 and became employed by the Company in February 2003. As part of an arrangement made between Shoreline Pacific and Mr. Richards in December 2002 in connection with his leaving Shoreline Pacific, Mr. Richards received from the compensation described above $104,000 and 68,680 warrants.

                    Audit Committee of the Board of Directors

          The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

                          Report of the Audit Committee

          In fulfilling its responsibilities during fiscal 2003, the Audit Committee reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee met with both management and the Company's independent auditors to review and discuss significant accounting issues and the audited financial statements. The Audit Committee's review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communications with Audit Committees.

          With respect to the Company's independent auditors, the Audit Committee, among other things, received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Ernst & Young LLP matters relating to its independence, including the impact of non-audit-related services provided to the Company and the disclosures made to the Audit Committee as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the Company's independent auditors the overall scope and plans for its audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their audit and the overall quality of the Company's financial reporting.

          On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2003, for filing with the Securities and Exchange Commission.

Daniel P. Harrington
J. Richard Crout, M.D.
Charles A. Sanders, M.D.

                             Executive Compensation

          The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

                      Report of the Compensation Committee

          The Compensation Committee has furnished the following report for fiscal year 2003.

          Biopure's employee compensation policy is to offer a package including a competitive salary, an incentive bonus and a stock option program in which most employees are eligible to participate. The Company's compensation policy for officers is similar to that for other employees.

          The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It provides for executive officer compensation that advances both the short- and long-term interests of stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk" -- namely, the annual bonus and stock options. The annual bonus permits individual performance to be recognized on an annual basis, and is based in significant part on an evaluation of the contribution made by the officer to the Company's performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders.

          Officers of the Company are paid salaries in line with their responsibilities. Generally, these salaries are structured to be within a salary range paid by other companies in the biotechnology or pharmaceutical industry. Companies selected for salary comparison purposes differ from the companies included in the indices used in the performance graph that follows this report.

          The Compensation Committee determines base salaries for the Company's executive officers and changes in salaries, taking into account such factors as competitive industry salaries, an assessment of the nature of the position, the contribution and experience of the officer, the length of the officer's service and the recommendation of the Chief Executive Officer. The Compensation Committee reports its decisions to the full Board of Directors for confirmation.

          No annual bonuses were paid to executive officers of the Company for fiscal 2003. A special bonus upon hiring was paid to Mr. Richards.

          The Company's Chief Executive Officer recommends option grants for executive officers and management other than himself, generally within a range associated with the individual's salary level. He also recommends an aggregate number of optioned shares to be granted to other employees and allocated by management. The Compensation Committee reviews and decides upon these recommendations and upon any awards to the Chief Executive Officer. The Compensation Committee then reports its decisions to the Board of Directors for confirmation.

          The Compensation Committee annually reviews the compensation of the Chief Executive Officer based on an assessment of his performance and of the overall Company performance, the extent to which the Company achieved its overall goals or milestones and its cash resources. Thomas A. Moore became the Company's Chief Executive Officer in 2002. Mr. Moore's base compensation for 2003 was not changed from 2002.

Charles A. Sanders, M.D.
David N. Judelson

           Compensation Committee Interlocks and Insider Participation

          The Board's Compensation Committee consists of Dr. Sanders and Mr. Judelson. Neither is or has been an officer or employee of the Company. Jane Kober, Senior Vice President and General Counsel, serves as a member of the board of directors of HTV Industries, Inc., of which Mr. Harrington is president; she does not serve on HTV's compensation committee. No other executive officer of Biopure serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

                      Executive Compensation Summary Tables

          The following table sets forth information concerning total compensation earned or paid to the individual who served as chief executive officer and the four most highly compensated other executive officers of the Company who served in such capacities as of October 31, 2003 (the "named executive officers") for services rendered to the Company during each of the last three fiscal years.

                                           Annual Compensation                       Long - Term Compensation
                              ----------------------------------------------   ---------------------------------------
                                                                                 Awards         Payouts
                                                                               ----------   ---------------
                                                                               Securities     Earnings on
                              Fiscal                          Other Annual     Underlying      Deferred
                               Year    Salary($)  Bonus($)   Compensation($)   Options(#)   Compensation($)  401(k)($)
                              ------   ---------  --------   ---------------   ----------   ---------------  ---------
Thomas A. Moore..........       2003    350,012       --             --         18,000              --        2,000
   President, Chief
   Executive                    2002    119,812       --         50,000        800,000              --           --
   Officer
   (effective June 25, 2002)


Carl W. Rausch...........       2003    350,012       --         90,000         18,000              --        4,444
   Chief Technical Officer      2002    346,062       --             --         15,640          47,167        4,994
   (effective June 25, 2002;    2001    324,170       --             --             --          70,828        4,860
   previously Chief
   Executive Officer)


Ronald F. Richards.......       2003    166,357   80,000             --        156,000              --           --
   Chief Financial Officer
   (effective February 12,
   2003)


Maria S. Gawryl, Ph.D....       2003    220,506       --             --         18,000              --        4,836
   Senior Vice President        2002    228,987    3,000             --         10,600              --        5,383
   Research and Development     2001    220,021       --             --             --              --        5,489


Jane Kober...............       2003    220,012       --         80,000         18,000              --        4,823
   Senior Vice President        2002    228,474       --         80,000         10,600              --        5,333
   General Counsel,
   Secretary                    2001    220,012       --         80,000             --              --        5,479

Option Grants in Last Fiscal Year

          Options granted to the named executive officers in fiscal 2003 were as shown in the table below. All options vest in equal annual increments over four years, except as noted.

          Amounts in the following table represent hypothetical gains that could be achieved for the options if they were exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent an estimate or projection of our future class A common stock prices. These amounts represent certain assumed rates of appreciation in the value of the class A common stock from the fair market value on the date of the grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the class A common stock and overall stock market conditions. The amounts reflected in the following table may not necessarily be achieved.




                                                             Individual Grants
                                                          -----------------------                     Potential Realizable
                                                          Percent of                                        Value at
                                           Number of        Total                                   Assumed Annual Rates of
                                           Securities      Options                                  Stock Price Appreciation
                                           Underlying     Granted to     Exercise                      for Option Term($)
                                            Options       Employees     Price Per     Expiration    ------------------------
                                           Granted(#)     in 2003(%)     Share($)        Date           5%           10%
                                           ----------     ----------    ---------     ----------    ----------    ----------
Name and Principal Position
Thomas A. Moore.......................      18,000            1.75%       $6.25        June 17,       $71,656      $181,591
   President, Chief Executive                                                            2013*
   Officer
Carl W. Rausch........................      18,000            1.75         6.25        June 17,        71,656       181,591
   Chief Technical Officer                                                               2013

Ronald F. Richards....................     150,000           14.55         3.48        February       316,963       803,246
   Chief Financial Officer                                                             12, 2013
                                             6,000            0.58         6.25        June 17,        23,885        60,530
                                                                                         2013

Maria S. Gawryl, Ph.D.................      18,000            1.75         6.25        June 17,        71,656       181,591
   Senior Vice President                                                                 2003
   Research and Development

Jane Kober............................      18,000            1.75         6.25        June 17,        71,656       181,591
   Senior Vice President                                                                 2003
   General Counsel, Secretary

_____________________
* As a result of Mr. Moore's resignation on February 24, 2004, the expiration date of these options has accelerated to May 24, 2004.


Option Exercises and Fiscal Year-End Option Values

          The following table shows the number and value of unexercised options held by the named executive officers at October 31, 2003. None of these individuals exercised options in fiscal 2003.

          In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, the fair market value on October 31, 2003 was determined to be $3.46 per share, the closing price of the class A common stock as quoted on The Nasdaq Stock Market on October 31, 2003.

                                                        Number of
                                                  Securities Underlying                Value of Unexercised
                                                 Unexercised Options at               In-the-Money Options at
                                                   Fiscal Year End(#)                   Fiscal Year End ($)
                                            ---------------------------------     --------------------------------
                                              Exercisable      Unexercisable       Exercisable      Unexercisable
                                            --------------    ---------------     -------------    ---------------
Thomas A. Moore.......................        300,000            518,000                --                 --
President, Chief Executive Officer

Carl W. Rausch........................        275,173             33,480                --                 --
Chief Technical Officer

Ronald F. Richards....................         70,000             86,000                --                 --
Chief Financial Officer

Maria S. Gawryl, Ph.D.................        173,816             28,450                --                 --
Senior Vice President
   Research and Development

Jane Kober............................        176,823             28,450                --                 --
Senior Vice President
   General Counsel, Secretary

                              Agreements and Plans

Non-Competition Agreements

          All of our executive officers have agreed in writing not to engage in any activities that would compete with our current business or any potential business during their employment terms and for at least two years thereafter.

Deferred Compensation Agreement

          Mr. Rausch and the Company entered into a deferred compensation agreement in 1990, under which Mr. Rausch, who was then Chairman and Chief Executive Officer, deferred incentive compensation of $700,000. Payment of the compensation was further deferred twice, and the deferred compensation together with accrued interest were to become payable on July 31, 2003. By an agreement dated July 29, 2002, Mr. Rausch forgave and cancelled all of the interest owed to him, $901,300, and the Company accelerated payment of the $700,000 deferred amount originally awarded. Mr. Rausch applied $466,900 of the payment to repay his outstanding indebtedness described above under "Certain Transactions," and the balance was withheld by the Company for withholding tax.

Employment Agreements

          The Company has an employment agreement with Carl Rausch. The agreement provides for Mr. Rausch's services as Chief Technical Officer of Biopure for a three-year term beginning June 25, 2002. He is entitled to an annual base salary of not less than $350,000, subject to annual adjustment, and is eligible to participate in all incentive, savings and retirement plans and welfare benefit plans and programs that the Company maintains or implements and to receive any perquisites generally given to senior executives. Termination benefits consist of (a) the payment of three years base salary less $90,000 (which was paid in 2003) and all amounts accrued through the date of termination and (b) the vesting of any unvested options Mr. Rausch holds on the date of termination with a three-year period to exercise all of his options (but not beyond their 10-year terms).

          Thomas A. Moore and the Company entered into an employment agreement effective June 25, 2002. The agreement had a three-year term ending on June 25, 2005. Under the terms of his agreement, Mr. Moore was entitled to an annual base salary of not less than $350,000, subject to annual adjustment, and was eligible to participate in all incentive, savings and retirement plans and welfare benefit plans and programs that the Company maintained or implemented and to receive any perquisites generally given to senior executives. In addition, under the agreement, Mr. Moore received stock options to purchase 800,000 shares of class A common stock. These options had terms of 10 years and became exercisable in increments, including upon reaching performance goals, but in any case would have been 100 percent vested on June 25, 2006, and some or all would have been immediately exercisable in the event of a change of control or in the event of Mr. Moore's death, disability, retirement, termination of employment for reasons other than cause or voluntary termination under certain circumstances. Upon termination of his employment on February 24, 2004, Mr. Moore became entitled to receive (a) all amounts accrued through the date of termination, (b) one year's base salary and (c) vesting of some of his unvested options with 90 days to exercise all of his options.

          On February 12, 2003, the Company entered into an employment agreement with Ronald F. Richards. Under the agreement, Mr. Richards became Chief Financial Officer and Senior Vice President, Business Development, of the Company. The agreement provides for a two-year employment term with a minimum base salary of $250,000 a year and eligibility to participate in all incentive, savings and retirement plans and welfare benefit plans and programs of the Company and to receive any perquisites generally given to senior executives. In addition, Mr. Richards received options to purchase 150,000 shares of class A common stock; options for 30,000 of these shares vested immediately upon grant and the balance will vest monthly in 5,000-share increments over two years. The options also vest automatically if there is a "Change of Control," as defined. If Mr. Richards' employment is terminated by the Company other than for cause, death or disability or by Mr. Richards for "Good Reason" (as defined), Mr. Richards will be entitled to receive one year's base salary in addition to all amounts accrued as payable to him at the date of termination, or two years' base salary if such termination occurs within two years of a "Change of Control," as defined.

1990 Incentive Compensation and Company Stock Purchase Plan

          Under an Incentive Compensation and Company Stock Purchase Plan, the Company sold "non-lapse" restricted shares of class A common stock in August 1990 to certain key employees, consultants and directors at a purchase price of $1.35 per share. At the time of purchase, these shares had an estimated fair market value of $5.40 per share. The price paid for these shares represented a discount of $4.05 per share. Under the terms of separate stock purchase agreements entered into with each purchaser, the resale price of these shares, whether sold to the Company or to a third party, would be equal to the price of the class A common stock less the discount with accrued interest. Any purchaser of such shares would be subject to the same restrictions. At May 1, 1999, the discount plus accrued interest per share was $7.92.

          As of May 1, 1999, by separate amended agreements with officers and directors owning an aggregate of 1,172,052 "non-lapse" restricted shares, the discount plus accrued interest per share was fixed at $7.92, and holders may sell their shares or eliminate the restrictions at any time by the payment to the Company of $7.92 per share. In addition, the Company has the right, exercisable at any time during the 12 months beginning August 1, 2004, to exchange these restricted shares for a number of shares of class A common stock having equivalent value after taking into account the discount of $7.92 per share. As of January 29, 2004, 905,386 "non-lapse" restricted shares held by directors and officers remained outstanding.

2002 Omnibus Securities and Incentive Plan

Effective Date and Duration

          The Plan became effective April 3, 2002, and remains in effect as amended on April 2, 2003, subject to the right of the Board of Directors to terminate the Plan at any time, until all shares subject to the Plan have been purchased or acquired.

Amendments

          The Board may alter or amend the Plan.

Administration of the Plan

          The Plan is administered by the Compensation Committee or such other committee as the Board of Directors may select consisting solely of members of the Board of Directors (the "Committee"). The Committee has full power under the Plan to determine persons to receive awards, the type of awards and the terms of the awards. The Committee may amend outstanding awards.

Shares Subject to the Plan

          The Plan authorizes the issuance of up to 2,200,000 shares of Company common stock plus 76,446 shares in the aggregate remaining under predecessor plans, the 1999 Omnibus Securities and Incentive Plan and the 1998 Stock Option Plan. No more than 6,200,000 shares may be issued pursuant to incentive stock options, as defined in the Internal Revenue Code of 1986, as amended. Shares underlying awards that lapse or are forfeited or are not paid in shares may be reused for subsequent awards. Shares may be authorized but unissued shares of class A common stock, treasury stock or shares purchased on the open market. The closing price on The Nasdaq Stock Market of a share of Company class A common stock as of February 17, 2004 was $2.05.

Individual Limits

          The maximum number of shares that may be subject to options granted to any one employee during any calendar year is 500,000 shares. With respect to awards, other than options, that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, the maximum number of shares that may be issued pursuant to any such award during any calendar year is 500,000 shares and, in the case of any such award that is payable in cash, the maximum amount that may be paid pursuant to any such award during any calendar year is $2 million. These limitations are applied in a manner that permits compensation generated in connection with the awards to constitute "performance-based" compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Adjustments to Shares Under the Plan and Subject to Awards

          To prevent an inequitable dilution or enlargement of award holders' rights under the Plan, the Plan authorizes the Company to make equitable adjustments to the aggregate number and kind of shares subject to issuance under the Plan, the individual limits described above, and the number, kind and price of shares underlying outstanding awards in the event of certain changes in the Company's capital structure resulting from events such as a subdivision, consolidation, or recapitalization, or the payment of a stock dividend without receipt of consideration by the Company.

Eligibility and Participation

          Persons eligible to participate in the Plan include all employees, directors and consultants of the Company or one of its affiliates, as determined by the Committee.

Grants Under the Plan

          Stock Options. The committee may award stock options, the term and vesting rules of which are to be specified in the respective stock option award agreements. The committee determines whether to award incentive stock options, as defined in the Internal Revenue Code of 1986, as amended, or nonqualified stock options. The granting of incentive stock options is subject to certain limitations as described in the plan, including the requirement that incentive stock options cannot be granted to non-employee directors or consultants. The committee determines the option price, but, in the case of an incentive stock option or an opinion intended to qualify as performance-based compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended, the option price may not be less than the fair market value of a share of class A common stock on the date of the grant of the option.

          Restricted Stock Awards. The Committee may grant restricted stock awards to key management employees and directors pursuant to a restricted stock award agreement. The restricted stock award agreements will describe the rights of the recipient of the restricted stock award, which rights may include or exclude voting rights. During the restriction period, the recipient of a restricted stock award will not receive the certificate representing shares of class A common stock, but will receive dividends and will not be entitled to sell, transfer, pledge or otherwise dispose of the shares. At the end of the restriction period, assuming the recipient has not breached the terms and conditions contained in the restricted stock award agreement, the recipient will receive the certificate representing shares of class A common stock.

          Unrestricted Stock Awards. The Committee may award, or sell at a discount, as compensation for past services rendered or for other valid consideration, unrestricted shares of class A common stock. Unrestricted stock is not subject to restrictions on transfer.

          Performance Unit Awards. The Committee may grant performance unit awards, which entitle the participant to receive a cash payment, based on the value of the units, if performance goals are achieved. The Committee has discretion to set the value of the units and the performance goals, performance periods and other terms of the awards. If the goals are met, the Company will make payment of a cash award equal to the number of bookkeeping units awarded at the dollar value assigned to each such unit.

          Performance Share Awards. The Committee may grant performance share awards, which entitle the participant to receive shares of class A common stock if performance goals are achieved. The Committee has discretion to set performance goals, performance periods and other terms of the awards. The holder of a performance share award will have no rights as a stockholder until such time, if any, as the holder actually receives shares of class A common stock pursuant to the performance share award.

          Distribution Equivalent Rights. The Committee may grant an award entitling the holder to receive bookkeeping credits, cash payments and/or class A common stock distributions equal in an amount to the distributions that would have been made to the holder had the holder held a specified number of shares of class A common stock during the period that the holder held the distribution equivalent right.

Performance Measures

          It is intended that awards made under the plan to officers subject to
Section 162(m) of the Code constitute "performance-based compensation" for purposes of Section 162(m). The performance criteria used for such awards may consist of objective tests based on one or more of the following: earnings or earnings per share, cash flow, customer satisfaction, revenues, financial return ratios (such as return on equity and/or return on assets), market performance, shareholder return and/or value, operating profits, EBITDA, net profits, profit returns and margins, stock price, credit quality, sales growth, market share, comparisons to peer companies (on a company-wide or divisional basis), working capital and/or individual or aggregate employee performance.

Other Features of the Plan

          Unless otherwise provided in an award agreement, the plan provides that in the event of a change of control, as defined in the plan, and the termination of employment or removal, in the case of a director, under specified circumstances, the holder's outstanding awards will become fully vested and immediately exercisable, all transfer restrictions will lapse and all performance goals will be deemed to have been fully satisfied. The Committee, however, can determine that upon a change of control, all outstanding awards will terminate and be cashed out within a specified time period.

Taxes

          Share withholding for taxes is permitted.

Termination of Employment or Board Service

          Each award agreement sets forth the participant's rights with respect to each award following termination of employment or consulting relationship with or service on the Board of Directors of the Company.

Transferability

          Except as otherwise determined by the Committee at the time of grant and subject to the provisions of the Plan, awards may not be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of except by will or the laws of descent and distribution or (if the award is not an incentive stock option) by gift to any family member, as defined in the plan.

                           Comparison of Total Returns

          The following graph compares the performance of the Company's class A common stock (the single class of common stock of the Company that has a public market) with the performance of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Pharmaceutical Stocks Index from the first day the stock became publicly traded, July 30, 1999, through the end of fiscal 2003. The total stockholder return assumes that $100 was invested on July 30, 1999 in the Company's class A common stock, the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Pharmaceutical Stocks Index, and that all dividends were reinvested.

                               [GRAPHIC OMITTED]

                       7/30/1999  10/31/1999  10/31/2000  10/31/2001 10/31/2002  10/31/2003
Biopure                 $100.00     $ 82.29     $171.36     $166.75   $ 43.33     $ 28.83
Nasdaq US               $100.00     $112.69     $127.41     $ 64.04   $ 50.82     $ 73.59
Nasdaq Pharmaceuticals  $100.00     $103.83     $203.26     $153.02   $101.97     $146.10


                              INDEPENDENT AUDITORS

          Ernst & Young LLP have served as the Company's independent auditors since 1990. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2003 included the audit of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, and various tax services.

          Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they desire.

          Audit Fees. We paid our auditors $151,750 in fees for their professional services rendered for the audit of our consolidated financial statements for the fiscal year ended October 31, 2003 and the reviews of the financial statements included in our reports on Form 10-Q during the year.

          Financial Information Systems Design and Implementation Fees. Our auditors did not provide services in fiscal year 2003 constituting the design or implementation of financial information systems.

          All Other Fees. All other fees for services paid to Ernst & Young LLP for fiscal year 2003 were $174,610, including audit related services of $140,200, which related to services rendered in connection with the Company's filing of registration statements, and nonaudit services of $34,410. The Audit Committee has concluded that the provision of these services is compatible with maintaining that Firm's independence.

                         ITEM 2-- PROPOSAL TO AMEND THE
                   2002 OMNIBUS SECURITIES AND INCENTIVE PLAN

          In January 2002, the Board of Directors adopted the Biopure Corporation Omnibus Securities and Incentive Plan (the "Plan"), which was approved by the stockholders on April 3, 2002. At the 2003 annual meeting, the stockholders approved an amendment increasing the number of shares available under the Plan by one million shares. The Board of Directors believes that the Plan helps attract and retain qualified persons to serve as employees, nonemployee consultants and directors of the company and align the interests of employees, directors and nonemployee consultants with those of the stockholders. To further these purposes, on February 20, 2004, the Company's Board of Directors approved an amendment and restatement of the Plan, subject to approval by the Company's stockholders that would increase the number of shares that may be issued under the Plan. The Plan as currently in effect is described above under the caption "2002 Omnibus Securities and Incentive Plan," and the amendments and certain tax considerations are described below.

          Prior to the amendment and restatement, the Plan provided for the issuance of 2,200,000 shares. As of February 13, 2004, a total of 495,493 shares remained available for issuance under the Plan (including all shares remaining unsold under previous plans). If stockholders approve the Plan as proposed to be amended and restated, an additional 4,000,000 shares would be authorized for issuance under the Plan. This increase of shares would permit the Compensation Committee to continue to grant options or other securities based incentives to attract and reward employees, officers and consultants. All other existing provisions of the Plan would remain unchanged.

          The complete text of the Plan as proposed to be amended and restated is set forth as Exhibit A to this proxy statement. The summary of the material features of the Plan set forth above and the following information are qualified by reference to Appendix A.

Award Information

          It is not possible at this time to determine future awards that will be made pursuant to the Plan.

Federal Income Tax Consequences of Options

          The following is a brief summary of the principal federal income tax consequences related to options to be awarded under the Plan. This summary is based on the Company's understanding of current federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Consequences to the Optionholder

          Grant. There are no federal income tax consequences to the optionholder solely by reason of the grant of incentive stock options ("ISOs") or nonqualified stock options ("NQSOs") under the Plan.

          Exercise. The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied. However, such exercise may give rise to alternative minimum tax liability (see "Alternative Minimum Tax" below).

          Upon the exercise of an NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the amount paid by the optionholder as the exercise price. The ordinary income recognized in connection with the exercise by an optionholder of an NQSO will be subject to both income and employment tax withholding.

          The optionholder's tax basis in the shares acquired by the exercise of an option will be the amount paid upon exercise plus, in the case of an NQSO, the amount of ordinary income, if any, recognized by the optionholder as a consequence of the option exercise.

          Qualifying Disposition. With certain limited exceptions, if an optionholder disposes of shares of common stock acquired upon the exercise of an ISO, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares acquired by the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized in the disposition and the optionholder's basis in such shares.

          Disqualifying Disposition. With certain limited exceptions, if the optionholder disposes of shares of common stock acquired upon the exercise of an ISO within two years from the date on which the ISO was granted or within one year after the date on which the shares were acquired by the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of each share's fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder's actual gain (i.e., the excess, if any, of the amount realized in the disposition over the exercise price paid by the optionholder). If the total amount realized in the disposition exceeds the fair market value on the date of exercise of the shares of common stock purchased by the optionholder under the option, the optionholder will recognize a capital gain in the amount of such excess. Such gain will either be short-term or long-term depending on how long the shares were held.

          If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), the loss will be a capital loss.

          Other Disposition. If an optionholder disposes of shares of common stock acquired upon exercise of an NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder's basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of common stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of the Company common stock were held for more than one year from the date such shares were acquired by the optionholder.

          Alternative Minimum Tax. For Alternative Minimum Tax ("AMT") purposes, upon exercise of an ISO (but not an NQSO) the excess of the value of the shares over the option exercise price will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of the Company common stock at such time for subsequent AMT purposes. However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income will not exceed the gain recognized for regular tax purposes, provided the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

Consequences to the Company

          There are no federal income tax consequences to the Company by reason of the grant of ISOs or NQSOs or the exercise of an ISO (unless the exercise results in a disqualifying disposition).

          At the time the optionholder recognizes ordinary income from the exercise of an NQSO, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the Company satisfies its reporting obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

          The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of an NQSO. The Company will be required to withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of NQSOs.

Other Tax Consequences

          The foregoing discussion is not a complete description of the federal income tax aspects of options granted under the Plan. In addition, tax laws, as well as administrative and judicial interpretations of tax laws, are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL. Approval of the Plan requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes, if any, will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of shares present or represented by proxy in determining whether a quorum is present. If a choice has been specified by a stockholder by means of the proxy, the shares of common stock will be voted accordingly. If no choice has been specified, the shares will be voted "FOR" the proposal.

          ITEM 3-- APPROVAL OF ISSUANCE OF COMMON STOCK AND WARRANTS TO
                         DIRECTORS OR THEIR ASSOCIATES

          To satisfy our pressing need for capital to fund our operations, on March 25, 2003, we completed a placement of 5,548,480 newly issued shares of class A common stock combined with a warrant to purchase one share for every five shares purchased in the offering. The units consisting of one share and one-fifth warrant were issued to investors at a price of $2.42 per unit, for gross proceeds of $13,427,321 in cash. The warrants have an exercise price of $3.63 per share, subject to customary anti-dilution provisions, and have a term of five years, except that at any time on or after September 25, 2005, we may deliver notice to the holders of the warrants requiring them to exercise their warrants within the next twenty business days. We can deliver such a notice only if the average of the daily volume weighted average price per share of the class A common stock over the ten consecutive trading days immediately preceding our notice is more than twice the exercise price of the warrants. Warrants that are not exercised during those twenty business days will be void. The closing sale price of our common stock on March 25, 2003, as reported by The Nasdaq Stock Market, was $2.45.

          In addition to other, unrelated investors who purchased most of the shares of common stock and warrants in the offering,

          - Thomas A. Moore, at the time our President and Chief Executive Officer and a director, purchased 206,612 units;

          - David N. Judelson, Vice Chairman of the Board, and his wife purchased an aggregate of 206,612 units; and

          - HTV Industries, Inc., through a subsidiary, purchased 206,612 units. Daniel P. Harrington, one of our directors, is president of HTV Industries, Inc., but was not a purchaser individually.

          Altogether these purchasers invested $1,500,000 in the company on March 25, 2003. You are being asked to consider and approve this issuance and sale, all in connection with our March 25, 2003 placement of common stock and warrants.

          We are seeking stockholder approval because The Nasdaq Stock Market has told us that the issuance of common stock and warrants to Mr. Moore and Mr. Judelson requires approval by our stockholders under Nasdaq Marketplace Rule 4350(i)(1)(A). We are also seeking stockholder approval of the purchase by HTV Industries, Inc. because Mr. Harrington is a minority stockholder of HTV Industries, Inc. and thus has an indirect interest in shares that company owns. As interpreted by The Nasdaq Stock Market, Rule 4350(i)(1)(A) requires stockholder approval when an issuer makes an arrangement pursuant to which stock may be acquired by officers or directors, subject to various exceptions that The Nasdaq Stock Market deems not applicable, even in an offering made to unrelated buyers where the directors purchase on the identical terms and conditions as the unrelated buyers. After the offering, Messrs. Moore and Judelson and an associate of HTV Industries Inc. sold a portion of the units they acquired to two other directors, as follows: 35,000 units to Charles A. Sanders, M.D. and 35,000 units to C. Everett Koop M.D. for the same price, $2.42 per unit, as paid in the offering. As a result of The Nasdaq Stock Market informing us that stockholder approval is required, Mr. Moore, Mr. Judelson, Dr. Sanders and Dr. Koop agreed not to vote or transfer the securities originally acquired on March 25, 2003 unless and until the issuance of those securities is approved by our stockholders. HTV Industries, Inc. has not transferred any of its securities.

          Our Board of Directors considered various methods of financing in early 2003, including private placements and public offerings. They also considered equity line type financing, but concluded that selling freely tradeable common stock to institutional investors would give us the most favorable terms at the time. Based on then current market conditions and our then current financial condition, our Board determined that the offering of stock was the best alternative to obtain the capital we needed to raise at that time. The Board also determined that to obtain the amount of capital we wished to raise, we would have to sell our common stock with warrants and at a discount to the then current market price of the securities issued. Therefore, the Board of Directors approved the private placement of 5,548,480 shares of class A common stock and warrants to purchase 1,109,696 shares at a price of $2.42 for a unit consisting of one share and one-fifth of a warrant.

          In that offering, Mr. Moore, Mr. Judelson (together with his wife) and HTV Industries, Inc. purchased an aggregate of 619,836 units, or approximately 11% of the offered units, on the same terms and conditions as were negotiated at arm's length with the other investors in the offering. Before the closing of the offering the Company had enough cash to fund operations for less than one month. Also, due to uncertainties related to the war in Iraq at the time of the offering, some investors who had previously indicated an intention to invest withdrew. It was extremely difficult but financially urgent to complete the offering. We believe that we would not have been able to raise the amount of capital we wished to raise at that time without the investments made by the directors and their associates. Therefore, the Board of Directors recommends that stockholders approve our issuance and sale on March 25, 2003 of 619,836 shares of common stock and warrants to purchase 123,967 shares of common stock at $2.42 per unit consisting of one share and one-fifth of a warrant, with a warrant exercise price of $3.63 per share to Thomas A. Moore, at the time our President, Chief Executive Officer and a director, to David N. Judelson, Vice Chairman of Biopure and to HTV Industries, Inc., of which Daniel P. Harrington, one of our directors, is president, all in connection with our March 25, 2003 placement.

                       Effects Of Approval Or Non-Approval

          If such approval is obtained at the meeting, each purchaser may retain and be permitted to vote and transfer the securities purchased.

          If stockholder approval of this proposal is not obtained at the meeting, the Company might be required to rescind the sales by returning the $1,500,000 purchase price for those securities, plus interest and receiving back certificates for 619,836 shares and 123,967 warrants. The shares would return to the status of authorized, but unissued shares of common stock.

          The approval by a majority of the votes cast by the holders of common stock at the meeting and entitled to vote on the action is necessary for approval of the issuance of units to Messrs. Moore and Judelson and to HTV Industries, Inc. Abstentions and broker non-votes, if any, will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of shares present or represented by proxy in determining whether a quorum is present.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                  OTHER MATTERS

          As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                             ADDITIONAL INFORMATION

          Advance Notice Procedures. Under the Company's bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes stockholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or is otherwise brought before the meeting by or at the direction of the board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 45 or more than 75 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the preceding year's annual meeting. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement.

          Stockholder Proposals for the 2005 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company's annual meeting of stockholders in 2005 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company's Secretary no later than October 31, 2004.

          Stockholder Communications with the Board. Stockholders wishing to communicate with the Board of Directors, or with a specific director, may do so by writing to the Board of Directors, or to the particular director, and delivering the communication in person or mailing it to the Board of Directors, or to the particular director, care of the Company's Secretary at the address appearing on the cover page of this proxy statement. All such communications will be delivered to the Board or to the particular director to whom they are addressed.

          Proxy Solicitation Costs. The proxies solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                      INFORMATION INCORPORATED BY REFERENCE

          We incorporate by reference in this proxy statement the information contained under Item 7, Item 7A and Item 8 of Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2003, which we filed with the Securities Exchange Commission on January 30, 2004.

                                                                     Appendix A


                               BIOPURE CORPORATION

                   2002 OMNIBUS SECURITIES AND INCENTIVE PLAN

                             As Amended and Restated

                                      2004

                                TABLE OF CONTENTS


                                                                           Page


ARTICLE I PURPOSE   1


ARTICLE II DEFINITIONS........................................................1


ARTICLE III EFFECTIVE DATE OF PLAN............................................4


ARTICLE IV ADMINISTRATION.....................................................5

Section 4.1.   Composition of Committee.......................................5
Section 4.2.   Powers.........................................................5
Section 4.3.   Additional Powers..............................................5
Section 4.4.   Committee Action...............................................5

ARTICLE V STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON.......................5

Section 5.1.   Stock Grant and Award Limits...................................5

ARTICLE VI ELIGIBILITY FOR AWARDS; TERMINATION OF EMPLOYMENT,
           DIRECTOR STATUS OR CONSULTANT STATUS...............................6

Section 6.1.   Eligibility....................................................6
Section 6.2.   Termination of Employment......................................6
Section 6.3.   Termination of Director Status.................................7
Section 6.4.   Termination of Consultant Status...............................7
Section 6.5.   Special Termination Rules......................................8
Section 6.6.   Other Awards...................................................8

ARTICLE VII OPTIONS 8

Section 7.1.   Option Period..................................................8
Section 7.2.   Limitations on Exercise of Option..............................8
Section 7.3.   Special Limitations on Incentive Stock Options.................9
Section 7.4.   Option Agreement...............................................9
Section 7.5.   Option Price and Payment.......................................9
Section 7.6.   Shareholder Rights and Privileges.............................10
Section 7.7.   Options and Rights in Substitution for Stock Options
               Granted by Other Corporations.................................10

ARTICLE VIII RESTRICTED STOCK AWARDS.........................................10

Section 8.1.   Restriction Period to be Established by Committee.............10
Section 8.2.   Other Terms and Conditions....................................10
Section 8.3.   Payment for Restricted Stock..................................11
Section 8.4.   Restricted Stock Award Agreements.............................11

ARTICLE IX UNRESTRICTED STOCK AWARDS.........................................11

ARTICLE X PERFORMANCE UNIT AWARDS............................................11

Section 10.1.  Terms and Conditions..........................................11
Section 10.2.  Payments......................................................11

ARTICLE XI PERFORMANCE SHARE AWARDS..........................................11

Section 11.1.  Terms and Conditions..........................................11
Section 11.2.  Shareholder Rights and Privileges.............................11

ARTICLE XII DISTRIBUTION EQUIVALENT RIGHT AWARDS.............................12

Section 12.1.  Terms and Conditions..........................................12
Section 12.2.  Interest Equivalents..........................................12

ARTICLE XIII RECAPITALIZATION OR REORGANIZATION..............................12

Section 13.1.  Adjustments to Common Stock...................................12
Section 13.2.  Recapitalization..............................................12
Section 13.3.  Change of Control.............................................12
Section 13.4.  Other Events..................................................13
Section 13.5.  Powers Not Affected...........................................13
Section 13.6.  No Adjustment for Certain Awards..............................13

ARTICLE XIV AMENDMENT AND TERMINATION OF PLAN................................13


ARTICLE XV MISCELLANEOUS.....................................................14

Section 15.1.  No Right to Award.............................................14
Section 15.2.  No Rights Conferred...........................................14
Section 15.3.  Other Laws; Withholding.......................................14
Section 15.4.  No Restriction on Corporate Action............................14
Section 15.5.  Restrictions on Transfer......................................14
Section 15.6.  Section 162(m)................................................15
Section 15.7.  Other Plans...................................................15
Section 15.8.  Limits of Liability...........................................15
Section 15.9.  Governing Law.................................................15
Section 15.10. Severability of Provisions....................................15
Section 15.11. No Funding....................................................15
Section 15.12. Headings......................................................15

                               BIOPURE CORPORATION
                   2002 OMNIBUS SECURITIES AND INCENTIVE PLAN

                                    ARTICLE I
                                     PURPOSE

          The purpose of this Biopure Corporation 2002 Omnibus Securities and Incentive Plan (the "Plan") is to benefit the shareholders of Biopure Corporation, a Delaware corporation (the "Company"), by assisting the Company to attract, retain and provide incentives to employees and directors of, and non-employee consultants to, the Company and its Affiliates, and to align the interests of such employees, directors and non-employee consultants with those of the Company's shareholders. Accordingly, the Plan provides for the granting of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Performance Unit Awards, Distribution Equivalent Right Awards or any combination of the foregoing, as may be best suited to the circumstances of the particular Employee, Director or Consultant as provided herein.

                                   ARTICLE II
                                   DEFINITIONS

          The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

          "Affiliate" shall mean any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

          "Award" shall mean, individually or collectively, any Option, Restricted Stock Award, Unrestricted Stock Award, Performance Share Award, Performance Unit Award or Distribution Equivalent Right Award.

          "Award Agreement" shall mean a written agreement between the Company and the Holder with respect to an Award.

          "Board" shall mean the Board of Directors of the Company.

          "Cause" with reference to an Employee or a Director shall mean (a) an act or acts of material personal dishonesty taken by, or committed at the request of, an Employee or Director, intended to result in the personal enrichment of the Employee or Director at the expense of the Company, or any of its Affiliates, (b) repeated willful violations by an Employee under the terms of his or her employment or repeated willful failures by a Director to serve in good faith as a Board member, in either case which have not been cured within thirty (30) days after written notice has been given by the Board to the Employee or Director, or (c) the conviction of an Employee or Director of a felony.

          "Change of Control" shall mean (i) the consummation of (x) any consolidation, reorganization, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger or share exchange of the Company in which the holders of the Company's Common Stock immediately prior to the merger continue to represent at least fifty percent (50%) of the combined voting power of the surviving corporation or its parent corporation immediately after the merger or share exchange, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or

(ii) the shareholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), including any "group" (as defined in Section 13(d)(3) of the Exchange Act) (which shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the Company's outstanding Common Stock, or (iv) within any twenty-four (24) month period beginning on or after the Effective Date, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death, disability or retirement) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this definition.

          "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

          "Committee" shall mean not less than two (2) members of the Board who are selected by the Board as provided in Section 4.1.

          "Common Stock" shall mean the Class A Common Stock, par value $0.01 per share, of the Company.

          "Company" shall mean Biopure Corporation, a Delaware corporation, and any successor thereto.

          "Consultant" shall mean any individual who is neither an Employee nor a Director who is engaged by the Company or an Affiliate to perform consulting services therefor.

          "Director" shall mean a member of the Board or a member of the Board of Directors of an Affiliate, in either case, who is not an Employee.

          "Distribution Equivalent Right Award" shall mean an Award granted under Article XII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Common Stock distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of shares of Common Stock during the period that the Holder held the Distribution Equivalent Right.

          "Distribution Equivalent Right Award Agreement" shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

          "Effective Date" shall mean April 3, 2002.

          "Employee" shall mean any person employed by the Company or an Affiliate.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" shall mean, as of any specified date, the average of the reported high and low sales prices of the Common Stock on the stock exchange composite tape on that date, or if no sales prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over-the-counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

          "Family Member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder's household (other than a tenant or the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

          "Good Reason" shall mean: (a) the reduction of an Employee's Base Salary, (b) the material adverse change, without his or her consent, of an Employee's title, authority, duties or responsibilities from those immediately prior to the Change of Control, or (c) the material breach by the Company of any material terms of the Employee's employment which has not been cured within thirty (30) days after a notice has been given by the Employee to the Company.

          "Holder" shall mean an Employee, Director or Consultant who has been granted an Award.

          "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code.

          "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

          "Option" shall mean an Award granted under Article VII of the Plan of an option to purchase shares of Common Stock and includes both Incentive Stock Options and Non-Qualified Stock Options.

          "Option Agreement" shall mean a written agreement between the Company and a Holder with respect to an Option.

          "Performance Share Award" shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined individual or Company performance goals and/or objectives, shares of Common Stock are paid to the Holder.

          "Performance Share Award Agreement" shall mean a written agreement between the Company and a Holder with respect to a Performance Share Award.

          "Performance Unit" shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.

          "Performance Unit Award" shall mean an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual or Company performance goals and/or objectives, a cash payment shall be paid to the Holder, based on the number of Units awarded to the Holder.

          "Performance Unit Award Agreement" shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.

          "Plan" shall mean this Biopure Corporation 2002 Omnibus Securities and Incentive Plan, as amended from time to time.

          "Restricted Stock Award" shall mean an Award granted under Article VIII of the Plan of shares of Common Stock, the transferability of which by the Holder shall be subject to Transfer Restrictions.

          "Restricted Stock Award Agreement" shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

          "Restriction Period" shall mean the period of time for which shares of Common Stock subject to a Restricted Stock Award shall be subject to forfeiture and Transfer Restrictions, as set forth in the applicable Restricted Stock Award Agreement.

          "Ten Percent Shareholder" shall mean an Employee who, at the time an Option is granted to him or her, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

          "Total and Permanent Disability" shall mean the inability of an individual to provide meaningful service for the Company due to a medically determinable physical or mental impairment, which service is reasonably consistent with the individual's past service for the Company, training and experience. Such determination of total and permanent disability shall be made by the Committee. Notwithstanding the foregoing, if an individual qualifies for Federal Social Security disability benefits or for payments under a long-term disability income plan of the Company or the Affiliate which employs such individual, based upon his physical or mental condition, such individual shall be deemed to suffer from a Total and Permanent Disability hereunder. For Holders of Incentive Stock Options, the term shall have the meaning set forth in Section 22(e)(3) of the Code.

          "Transfer Restrictions" shall mean restrictions on the transferability of shares of Common Stock awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award Agreement.

          "Units" shall mean bookkeeping units, each of which represents such monetary amount as shall be designated by the Committee in each Performance Unit Award Agreement.

          "Unrestricted Stock Award" shall mean an Award granted under Article IX of the Plan of shares of Common Stock that are not subject to Transfer Restrictions.

          "Unrestricted Stock Award Agreement" shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

                                  ARTICLE III
                             EFFECTIVE DATE OF PLAN

          The Plan was originally made effective as of the Effective Date. The Plan shall be effective, as amended and restated as of April 7, 2004, provided that the Plan is approved by the shareholders of the Company on or within twelve
(12) months of such date ("Date of Approval").

                                   ARTICLE IV
                                 ADMINISTRATION

          Section 4.1. Composition of Committee. The Plan shall be administered by the Committee, which shall be (i) appointed by the Board, and (ii) constituted so as to permit applicable Awards under the Plan to constitute "performance-based compensation" for purposes of Section 162(m) of the Code and applicable interpretive authority thereunder.

          Section 4.2. Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to determine which individuals shall receive an Award, the time or times when such Award shall be made, what type of Award shall be granted, the size of the Award and the number of shares of Common Stock which may be issued under such Award, as applicable. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the Company's (or the Affiliate's) success and such other factors as the Committee in its discretion shall deem relevant.

          Section 4.3. Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine and amend, subject to the provisions of Article XIV, (including but not limited to cashing out Awards, extending the exercise period of Options and accelerating the vesting of Awards) the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. Other than as set forth in Article XIII, the Committee may not reduce the price of any outstanding Options. The determinations of the Committee on the matters referred to in this
Article IV shall be conclusive.

          Section 4.4. Committee Action. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

                                   ARTICLE V
                  STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON

          Section 5.1. Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XIII, (i) the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed six million two hundred thousand (6,200,000) shares plus any shares remaining unsold under the Biopure Corporation 1999 Omnibus Securities and Incentive Plan and the 1998 Stock Option Plan, which plans are terminated, and (ii) the aggregate number of shares of Common Stock that may be issued under the Plan as Incentive Stock Options, shall not exceed six million two hundred thousand (6,200,000) shares. Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards of Options under Article VII granted to any one Employee during any calendar year shall be five hundred thousand (500,000) shares (subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Awards then outstanding), and, with respect to Awards (other than Options) that are intended to qualify as "performance-based compensation" (within the meaning of Section 162(m) of the Code), the maximum number of shares of Common Stock that may be issued pursuant to any such Award during any calendar year shall be 500,000 shares (subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Awards then outstanding) and, in the case of any such Award that is payable in cash, the maximum amount that may be paid pursuant to any such Award during any calendar year shall be $2 million. The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with Awards to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Awards that are canceled or deemed repriced for purposes of Section 162(m) of the Code.

          (a) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock, Common Stock purchased on the open market or Common Stock previously issued and outstanding and reacquired by the Company.

                                   ARTICLE VI
                     ELIGIBILITY FOR AWARDS; TERMINATION OF
                EMPLOYMENT, DIRECTOR STATUS OR CONSULTANT STATUS

          Section 6.1. Eligibility. Awards made under the Plan may be granted solely to persons who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include a Non-Qualified Stock Option, a Restricted Stock Award, an Unrestricted Stock Award, a Performance Share Award, a Performance Unit Award, Distribution Equivalent Right Award, any combination thereof or, solely for Employees, an Incentive Stock Option.

          Section 6.2. Termination of Employment. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.5, the following terms and conditions shall apply with respect to the termination of an Employee's employment with the Company or an Affiliate, as applicable, for any reason, including, without limitation, retirement upon or after attaining age sixty-five (65), Total and Permanent Disability or death.

          (a) Options that are not vested at termination of employment shall lapse.

          (b) The Employee's rights, if any, to exercise any then exercisable Options shall terminate:

               (1) If such termination is for a reason other than the Employee's retirement upon or after attaining age sixty-five (65), Total and Permanent Disability or death, on the earlier of (i) ninety (90) days after the date of such termination of employment and (ii) the expiration date of the Options; or

               (2) If such termination is on account of the Employee's retirement upon or after attaining age sixty-five (65) or on account of the Employee's Total and Permanent Disability or death, on the earlier of (i) one (1) year after the date of such termination of employment and (ii) the expiration date of the Options.

          Upon such applicable date the Employee (and such Employee's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options.

          (c) If an Employee's employment with the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to an Award of Restricted Stock, such Restricted Stock shall immediately be canceled, and the Employee (and such Employee's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of employment, that all or a portion of any such Employee's Restricted Stock shall not be so canceled and forfeited.

          Section 6.3. Termination of Director Status. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.5, the following terms and conditions shall apply with respect to the termination of a Director's status as a Director of the Company or an Affiliate, as applicable:

          (a) Options that are not vested at termination of Director status shall lapse.

          (b) If such termination is for a reason other than death, any then exercisable Options shall remain exercisable for their full term except as set forth in (c) below.

          (c) If such termination is on account of the Director's death, or if the Director shall die after termination of Director status and before any Options have been exercised in full, the Options may be exercised by the Director's estate, designated beneficiary or other legal representative until the earlier of (i) one (1) year after the date of death and (ii) the expiration date of the Options.

          Upon such applicable date the Director (and such Director's estate, designated beneficiary or other legal representatives) shall forfeit any rights or interests in or with respect to any such Options.

          (d) If the Director's status as a Director with the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to an Award of Restricted Stock, such Restricted Stock shall immediately be canceled, and the Director (and such Director's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of the Director's status as a Director, that all or a portion of any such Director's Restricted Stock shall not be so canceled and forfeited.

          Section 6.4. Termination of Consultant Status. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.5, the following terms and conditions shall apply with respect to the termination of a Holder's status as a Consultant, for any reason:

          (a) Options that are not vested at termination of Consultant status shall lapse.

          (b) The Consultant's rights, if any, to exercise any then exercisable Options shall terminate:

               (1) If such termination is for a reason other than the Consultant's death, on the earlier of (i) ninety (90) days after the date of such termination and (ii) the expiration date of the Options; or

               (2) If such termination is on account of the Consultant's death, on the earlier of (i) one (1) year after the date of the Consultant's death and (ii) the expiration date of the Options.

          (c) If the status of a Holder as a Consultant terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to an Award of Restricted Stock, such Restricted Stock shall immediately be canceled, and the Consultant (and such Consultant's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of such a Holder's status as a Consultant, that all or a portion of any such Consultant's Restricted Stock shall not be so canceled and forfeited.

          Section 6.5. Special Termination Rules.

          (a) If a Holder's employment with, status as a Director with or status as a Consultant with the Company or an Affiliate shall terminate, and if within ninety (90) days of such termination such Holder shall become an Employee, a Director or a Consultant, such Holder's rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved if and to the extent determined by the Committee in its sole discretion.

          (b) If a Holder's employment with, status as a Director with or status as a Consultant with the Company or any Affiliate shall terminate and the Holder, during the period of time he is permitted to exercise Options under the provisions of the Plan (as set forth above in Sections 6.2, 6.3 or 6.4), is unable to sell Common Stock because of the likelihood of a violation of Rule 10b-5 of the Exchange Act, which determination shall be made in the sole discretion of the Holder, the exercise period of the Options shall be automatically extended for a further ninety (90) days from the date the Options would otherwise lapse as determined pursuant to Sections 6.2, 6.3 or 6.4 above; provided, however, that Options may not be exercised after their expiration date.

          (c) In connection with any termination of employment or status as a Director or Consultant, the Committee has full power and authority to extend the term, accelerate vesting, extend the exercise period or to amend any other provisions of any Award, as it may determine in its sole discretion.

          Section 6.6. Other Awards. Forfeiture provisions relating to other Awards shall be set forth in the Award Agreement.

                                  ARTICLE VII
                                     OPTIONS

          Section 7.1. Option Period. The term of each Option shall be as specified in the Option Agreement.

          Section 7.2. Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

          Section 7.3. Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000)(or such other individual limit as may be in effect under the Code on the date of grant), such Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Option is granted, such Employee is a Ten Percent Shareholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

          Section 7.4. Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such Option price. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Section 6.2, 6.3 or 6.4, as applicable, specify the effect of termination of employment, Director status or Consultant status on the exercisability of the Option. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale of all or a portion of the shares of Common Stock to which he is entitled upon exercise, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and
(iii) the delivery of the Option price from sale proceeds from the brokerage firm directly to the Company. An Option Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Options, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment upon a Change of Control resulting from the operation of the Plan or of such Option Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the Option Agreements need not be identical.

          Section 7.5. Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such Option price (i) in the case of an Option that is an Incentive Stock Option or that is intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code, shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted and (ii) shall be subject to adjustment as provided in Article XIII. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for those shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.

          The Holder must notify the Committee to the extent the Holder disposes of Common Stock acquired pursuant to the exercise of an Incentive Stock Option less than two years after the Incentive Stock Option was granted or less than one year after exercise.

          Section 7.6. Shareholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a shareholder of the Company solely with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

          Section 7.7. Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock of the employing entity with the result that such employing entity becomes an Affiliate.

                                  ARTICLE VIII
                             RESTRICTED STOCK AWARDS

          Section 8.1. Restriction Period to be Established by Committee. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2 or Article XIV.

          Section 8.2. Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. If provided for under the Restricted Stock Award Agreement, the Holder shall have the right to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, (iv) the Holder shall be entitled to receive dividends on the Common Stock during the Restriction Period and (v) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the Restriction Period, solely to the extent inconsistent with the provisions of Section 6.2, 6.3 or 6.4, as applicable. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Section 6.2, 6.3, or 6.4, as applicable, be set forth in a Restricted Stock Award Agreement made in conjunction with the Award. Such Restricted Stock Award Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Restricted Stock Award Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

          Section 8.3. Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

          Section 8.4. Restricted Stock Award Agreements. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

                                   ARTICLE IX
                            UNRESTRICTED STOCK AWARDS

          Pursuant to the terms of the applicable Unrestricted Stock Award Agreement, a Holder may be awarded (or sold at a discount) shares of Common Stock that are not subject to Transfer Restrictions, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

                                   ARTICLE X
                             PERFORMANCE UNIT AWARDS

          Section 10.1. Terms and Conditions. The Committee shall set forth in the applicable Performance Unit Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before becoming entitled to payment pursuant to Section 10.2, the number of Units awarded to the Holder and the dollar value assigned to each such Unit.

          Section 10.2. Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Award Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Award Agreement) the performance goals and objectives set forth in such Performance Unit Award Agreement.

                                   ARTICLE XI
                            PERFORMANCE SHARE AWARDS

          Section 11.1. Terms and Conditions. The Committee shall set forth in the applicable Performance Share Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before becoming entitled to the receipt of shares of Common Stock pursuant to such Holder's Performance Share Award and the number of shares of Common Stock subject to such Performance Share Award.

          Section 11.2. Shareholder Rights and Privileges. The Holder of a Performance Share Award shall have no rights as a shareholder of the Company until such time, if any, as the Holder actually receives shares of Common Stock pursuant to the Performance Share Award.

                                  ARTICLE XII
                      DISTRIBUTION EQUIVALENT RIGHT AWARDS

          Section 12.1. Terms and Conditions. The Committee shall set forth in the applicable Distribution Equivalent Right Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional shares of Common Stock or is to be entitled to choose among such alternatives. Distribution Equivalent Right Awards may be settled in cash or in shares of Common Stock, as set forth in the Applicable Distribution Equivalent Right Award Agreement. A Distribution Equivalent Right Award may, but need not be, awarded as a component of another Award, where, if so awarded, such Distribution Equivalent Right Award shall expire or be forfeited by the Holder under the same conditions as under such other Award.

          Section 12.2. Interest Equivalents. The Distribution Equivalent Right Award Agreement for a Distribution Equivalent Right Award may provide for the crediting of interest on a Distribution Right Award to be settled in cash at a future date, at a rate set forth in the applicable Distribution Equivalent Right Award Agreement, on the amount of cash payable thereunder.

                                  ARTICLE XIII
                       RECAPITALIZATION OR REORGANIZATION

          Section 13.1. Adjustments to Common Stock. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

          Section 13.2. Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number and kind of shares of Common Stock then covered by such Award, the number and kind of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

          Section 13.3. Change of Control. Except to the extent otherwise provided in the applicable Award Agreement, in the event of the occurrence of a Change of Control, and within one year following the Change of Control (a) an Employee's employment is terminated by the Company without Cause or by the Employee with Good Reason or (b) a Director is removed from the Board without the approving vote of a majority of the directors in office immediately prior to the Change of Control, outstanding Awards of the Employee or Director, as the case may be, shall immediately vest and become exercisable and/or required employment or Board membership periods with the Company or an Affiliate and/or performance goals and/or objectives shall be deemed to have been fully satisfied, as applicable. The Committee, in its discretion by unanimous action, may determine that upon the occurrence of a Change of Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, (i) with respect to Awards which are Performance Units or Distribution

Equivalent Rights (which Distribution Equivalent Rights, pursuant to the applicable Distribution Equivalent Right Award Agreement, are to be settled in cash), cash in an amount equal to the amount of cash that would otherwise have been payable thereunder assuming that all of the applicable performance goals and objectives set forth in the applicable Performance Unit Award Agreement had been fully satisfied, and (ii) with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (A) the greater of (I) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (II) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock, over (B) the exercise price per share, if applicable, of one share of Common Stock. If the consideration offered to shareholders of the Company in any transaction described in this Section 13.3 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the non-cash consideration offered. The provisions contained in this Section 13.3 shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following the occurrence of a Change of Control. The provisions contained in this Section 13.3 do not apply to Consultants.

          Section 13.4. Other Events. In the event of changes to the outstanding Common Stock by reason of recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XIII, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its discretion as to the number, kind and price of shares of Common Stock or other consideration subject to such Awards. In the event of any such change to the outstanding Common Stock, the aggregate number and kind of shares available under the Plan may be appropriately adjusted by the Committee, the determination of which shall be conclusive.

          Section 13.5. Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company's capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

          Section 13.6. No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                                  ARTICLE XIV
                        AMENDMENT AND TERMINATION OF PLAN

          The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan and the Committee shall have the right to amend any Awards, or any part hereof or thereof, from time to time.

                                   ARTICLE XV
                                  MISCELLANEOUS

          Section 15.1. No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

          Section 15.2. No Rights Conferred. Nothing contained in the Plan shall
(i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with the right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director's membership on the Board, (iv) interfere in any way with the right of the Company or an Affiliate to terminate a Director's membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with the right of the Company or an Affiliate to terminate a Consultant's consulting engagement with the Company or an Affiliate at any time.

          Section 15.3. Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel of the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of shares of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender Common Stock or have the Company withhold shares of Common Stock to satisfy, in whole or in part, the employer's minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

          Section 15.4. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

          Section 15.5. Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) except for an Incentive Stock Option, by gift to any Family Member of the Holder. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder's guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 15.3 hereof. The transferee shall be subject to all terms of the Plan. The transferee may not transfer the Award.

          Section 15.6. Section 162(m). It is intended that the Plan shall comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards hereunder which are made to Holders who are "covered employees" (as defined in Section 162(m) of the Code) shall constitute "performance-based" compensation within the meaning of Section 162(m) of the Code. The performance criteria to be utilized under the Plan for such purposes shall consist of objective tests based on one or more of the following: earnings or earnings per share, cash flow, customer satisfaction, revenues, financial return ratios (such as return on equity and/or return on assets), market performance, shareholder return and/or value, operating profits, EBITDA, net profits, profit returns and margins, stock price, credit quality, sales growth, market share, comparisons to peer companies (on a company-wide or divisional basis), working capital and/or individual or aggregate employee performance. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with
Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m).

          Section 15.7. Other Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee's salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received.

          Section 15.8. Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. Neither the Company nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

          Section 15.9. Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware.

          Section 15.10. Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

          Section 15.11. No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

          Section 15.12. Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

                                                                      Appendix B

                          Nominating Committee Charter


The Nominating Committee shall:

1. Determine criteria for the selection and qualification of the members of the Board;

2. Evaluate and recommend for nomination by the Board candidates to serve on the Board;

3. Receive and investigate suggestions for candidates for membership on the Board;

4.   Aid in attracting qualified candidates to serve on the Board;

5.   Recommend for Board approval persons to fill vacancies on the Board;

6.   Recommend for Board approval

     (a) The structure of various committees of the Board, the composition and individual members of such committees and the functions of the Board and of the committees thereof; and

     (b)  Board tenure and retirement policies.

                                                                      Appendix C


                               BIOPURE CORPORATION
                             Audit Committee Charter

Organization:

This charter governs the operations of the audit committee. The committee shall obtain the approval of the charter by the board of directors.

Membership:

The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom is an independent director, as defined by the National Association of Securities Dealers, Inc. (NASD) and as defined in
Section 301 of the Sarbanes-Oxley Act of 2002. All committee members shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. No committee member shall have participated in the preparation of the financial statements of the Company at any time during the last three years. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Statement of Policy:

The audit committee shall oversee the accounting and financial reporting processes of the Company and audits of its financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal accounting staff and management of the Company. In discharging its role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The committee shall also have the power to retain legal, accounting and other advisors, as it deems necessary to carry out its duties.

Responsibilities:

The audit committee will oversee the Company's financial reporting process on behalf of the board. Management is responsible for preparing the Company's financial statements, and the independent auditors, which will be a registered public accounting firm selected by the committee, are responsible for auditing those financial statements. The committee shall be directly responsible for appointment, compensation and oversight of the work of the registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and such firm shall report directly to the committee.

The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting and ethical behavior. The committee shall adopt procedures for -

          (A) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

          (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Recurring Processes:

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

          Independent Auditors. The committee shall have the sole authority and responsibility to engage, terminate and replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The committee shall discuss with the independent auditors the overall scope and plans for its audit, including the adequacy of staffing and compensation. Annually, the committee shall advise the board of its selection of the Company's independent auditors. The committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examination.

          Controls. The committee shall discuss with management and the staff accountants the adequacy and effectiveness of the accounting and financial controls. The committee shall also review from time to time the issue whether the Company needs an internal audit function.

          Interim Statements and Issues. Following review of the interim financial statements by the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q or its earnings release for the fourth fiscal quarter, the committee shall discuss the results of the quarterly review with and without management present. The committee shall be available to discuss any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

          Audited Statements. The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The committee shall make a recommendation to the board regarding inclusion in the Annual Report on Form 10-K of the audited financial statements.

          Non-Audit Related Services. The committee shall approve, in advance, the provision by the auditor of all services not related to the audit. The committee delegates to the chairman of the committee the authority to grant such approvals. Any services begun by inadvertence without prior approval will be approved as required by the Sarbanes-Oxley Act of 2002.


                                      C-2